EXHIBIT 23.1

CONSENT OF CROWE CHIZEK AND COMPANY LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-36282 on Form S-8 of Rome Bancorp, Inc. of our report dated February 4, 2005 on the consolidated financial statements of Rome Bancorp, Inc. incorporated by reference in this Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Cleveland, Ohio

March 28, 2005